UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2008
Date of Report (Date of earliest event reported)

Stratos Renewables Corporation
(Exact name of Registrant as specified in its charter)

Nevada	333-124060	20-1699126
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9440 Santa Monica Blvd., Suite 401, Beverly Hills, CA 90210
(Address of principal executive offices)
(Zip Code)

(310) 402-5901
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Issuance of $350,000 Unsecured Convertible Promissory Note

On October 18, 2007, Stratos del Peru, S.A.C., (“Stratos Peru”) a Peruvian subsidiary of Stratos Renewables Corporation (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) and an escrow agreement (the “Escrow Agreement”) with Gabinete Técnico de Cobranzas S.A.C., a Peruvian corporation (“Gabinete”), pursuant to which Stratos Peru acquired certain assets and rights from Gabinete relating to the Estrella del Norte sugar mill located in the province of Chepen, Peru. Stratos Peru paid approximately $4.5 million plus a value added tax of 19% to acquire the sugar mill. Of the purchase price, Stratos Peru held back $350,000 (the “Holdback”), representing approximately 7.74% of the purchase price, which was placed into an escrow contingencies account with Banco Continental in Lima, Peru (the “Escrow Account”).

On July 1, 2008, Stratos Peru and the Company agreed to release the Holdback to the Company, subsequent to which the Company issued Gabinete an unsecured convertible promissory note in the principal amount of $350,000, for the Company to use as working capital. The parties have also terminated the Escrow Agreement in order to transfer the funds from the Escrow Account to the Company as consideration for the note. If any liability issues arise with respect to the sugar mill, the amount will be offset from or against amounts payable by the Company to Gabinete under the note. The Escrow Account Termination Agreement is attached hereto as Exhibit 3.1.

The note will mature on October 30, 2009, and bears interest at the rate of 8% per annum, payable at the maturity date. Gabinete has the option to convert 110% of the repayment amount into units of the Company at $0.70 per unit, with each unit consisting of (i) one share of common stock and (ii) one half of a warrant to purchase shares of the Company’s common stock at an exercise price of $0.75 per share, with a five-year term and cashless exercise provision. The Note Purchase Agreement is attached hereto as Exhibit 3.2, and the Unsecured Convertible Promissory Note is attached hereto as Exhibit 3.3.

The Company believes the securities were issued in reliance from exemptions from registration pursuant to Section 4(2) or Regulation D under the Securities Act.

Completion of $1,850,000 Convertible Note Financing

Between May 23, 2008 and July 18, 2008, the Company issued unsecured convertible promissory notes in the principal amount of $1,850,000, and warrants to purchase up to 435,292 shares of common stock of the Company, to seven unaffiliated third party investors. The Company received gross proceeds of $1,850,000, less fees of $47,500 of the purchase price paid and other expenses. The notes mature at various times between November 23, 2008 and January 19, 2009, and bear interest at the rate of 12% per annum, payable in full at maturity. If at least $25.0 million is not raised by the Company on or before the applicable maturity date, the Company will have an additional 3 months (extending the maturity date) to repay the note holders in full before the notes are in default. If the notes are not paid on or before the applicable maturity date, the Company will pay the interest rate plus 2% per annum and increasing by 2% per annum each 30 days thereafter until the extended maturity date; provided that in no event will the annual interest rate exceed 18%. The note holders will be entitled to receive 115% of the sum of the original principal and accumulated interest (the “Repayment Amount”), if the note holders choose to be repaid in cash on maturity date. The note holders will have the option to convert 110% of the Repayment Amount into shares of common stock at $0.70 per share. The note holders will also be paid a monitoring fee of 5% of the original principal amount of the note. If the note is not paid on or before the maturity date (as extended), the Company will issue to the note holders shares of the common stock equal to 5% of the then unpaid portion of the original principal amount divided by $0.85, on each of the dates that are 7, 8 and 9 months from the date of issuance. The warrants expire 5 years from their various dates of issuance, and have an exercise price of $0.85 per share. They also contain a cashless exercise provision. The forms of the unsecured convertible note purchase agreement, unsecured convertible promissory note and warrant used in this financing are attached hereto as Exhibits 3.4, 3.5 and 3.6 respectively.

The Company believes the securities were issued in reliance from exemptions from registration pursuant to Section 4(2) or Regulation D under the Securities Act.

Issuance of $2,000,000 Secured Convertible Promissory Note

On July 25, 2008, the Company completed a financing pursuant to which the Company issued a secured convertible promissory note, in the principal amount of $2,000,000, and warrants to purchase up to 714,286 shares of common stock of the Company, to Whitebox Hedged High Yield Partners, LP, a British Virgin Islands limited partnership. The Company received gross proceeds of $2,000,000, less fees of 10% of the purchase price paid and other expenses. The Company intends to use the proceeds as working capital. The note matures on December 31, 2009 or if the note holder elects to accelerate the maturity date, July 23, 2009. The note bears interest at the rate of 12% per annum, payable in full at the maturity date. The Secured Convertible Promissory Note and Warrant Purchase Agreement, Secured Convertible Promissory Note and the Warrant are all attached hereto as Exhibit 3.7, Exhibit 3.8 and Exhibit 3.9 respectively.

So long as any principal or interest remains outstanding under the note, the note holder will have the right to participate in debt or equity financings undertaken by the Company, up to a maximum of 25% of the amounts raised by the Company in any such financing, on the same terms as the other participants of such financing.

The note may be prepaid by the Company in whole but not in part from time to time. If the note is prepaid by the Company more than 30 days prior to the maturity date, the Company has agreed to pay the note holder a prepayment fee equal to 25% of the sum of the principal amount of the note and all accrued and unpaid interest. The note holder will have the option to convert all of the unpaid principal and accrued and unpaid interest on the note plus any prepayment fee, if applicable, into shares of common stock of the Company at a conversion price of $0.70 per share. Under certain circumstances, such as in the event of the sale of securities of the Company at a price less than $0.70 per share, the conversion price will be subject to adjustment. Upon the occurrence of any event of default, in addition to all amounts owing to the note holder under the note becoming due and payable in full, the Company will pay to the note holder an additional sum of $100,000.

The warrants have a five-year term and an exercise price of $0.75 per share. The warrants also contain certain provisions for the adjustment of the exercise price in the event that during the term of the warrants, the Company sells securities below the current exercise price of $0.75. This could result in an exercise price of less than $0.75 per share. The warrants also contain a cashless exercise provision.

The Company has also agreed to provide the note holder with piggyback registration rights, pursuant to which the Company will use its best efforts to register the shares issuable upon the conversion of the note and the exercise of the warrants in the event that it proposes to register any of its securities under the Securities Act of 1933, prior to July 25, 2010.

The note is secured by 100% of the shares owned by the Company in its wholly owned U.S. subsidiary and its two Peruvian subsidiaries.

The Company believes the securities were issued in reliance from exemptions from registration pursuant to Section 4(2) or Regulation D under the Securities Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit 3.1	Escrow Account Termination Agreement between Stratos del Peru, S.A.C., a Peruvian corporation and Gabinete Técnico de Cobranzas S.A.C., a Peruvian corporation, dated July 1, 2008

Exhibit 3.2	Unsecured Convertible Note Purchase Agreement between Stratos Renewables Corporation and Gabinete Técnico de Cobranzas S.A.C., a Peruvian corporation, dated July 1, 2008

Exhibit 3.3	Unsecured Convertible Promissory Note issued to Gabinete Técnico de Cobranzas S.A.C., a Peruvian corporation by Stratos Renewables Corporation, dated July 1, 2008

Exhibit 3.4	Form of Unsecured Convertible Note Purchase Agreement re: $1.8M Financing

Exhibit 3.5	Form of Unsecured Convertible Promissory Note re: $1.8M Financing

Exhibit 3.6	Form of Warrant re: $1.8M Financing

Exhibit 3.7	Secured Convertible Promissory Note and Warrant Purchase Agreement between Stratos Renewables Corporation and Whitebox Hedged High Yield Partners, LP, dated July 25, 2008

Exhibit 3.8	Secured Convertible Promissory Note issued to Whitebox Hedged High Yield Partners, LP by Stratos Renewables Corporation, dated July 25, 2008.

Exhibit 3.9	Warrant issued to Whitebox Hedged High Yield Partners, LP, by Stratos Renewables Corporation, dated July 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATOS RENEWABLES CORPORATION

Dated: August 4, 2008	By:	/s/ Valerie A. Broadbent
Valerie A. Broadbent

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Escrow Account Termination Agreement between Stratos del Peru, S.A.C., a Peruvian corporation and Gabinete Técnico de Cobranzas S.A.C., a Peruvian corporation, dated July 1, 2008

Exhibit 3.2	Unsecured Convertible Note Purchase Agreement between Stratos Renewables Corporation and Gabinete Técnico de Cobranzas S.A.C., a Peruvian corporation, dated July 1, 2008

Exhibit 3.3	Unsecured Convertible Promissory Note issued to Gabinete Técnico de Cobranzas S.A.C., a Peruvian corporation by Stratos Renewables Corporation, dated July 1, 2008

Exhibit 3.4	Form of Unsecured Convertible Note Purchase Agreement re: $1.8M Financing

Exhibit 3.5	Form of Unsecured Convertible Promissory Note re: $1.8M Financing

Exhibit 3.6	Form of Warrant re: $1.8M Financing

Exhibit 3.7	Secured Convertible Promissory Note and Warrant Purchase Agreement between Stratos Renewables Corporation and Whitebox Hedged High Yield Partners, LP, dated July 25, 2008

Exhibit 3.8	Secured Convertible Promissory Note issued to Whitebox Hedged High Yield Partners, LP by Stratos Renewables Corporation, dated July 25, 2008.

Exhibit 3.9	Warrant issued to Whitebox Hedged High Yield Partners, LP, by Stratos Renewables Corporation, dated July 25, 2008.